                                                                    EXHIBIT 21.1
                                                                    Page 1 of 2

                  SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION

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

                                                                                                        Percentage
                                                                                                        of Voting
                                                              State (Country)                           Securities
Name of Company                                               of Incorporation                          Owned
-------------------------------------------------------------------------------------------------------------------
Brady Corporation                                             Wisconsin                                 Parent

Brady Financial Co.                                           Delaware                                   100%
Braton Holding Co.                                            Delaware                                   100%
Tricor Direct Inc.-                                           Delaware                                   100%
     Doing Business As:
         Seton
         Seton Name Plate Company
         D&G Sign and Label Co.
         Seton Identification Products
         The Hirol Company
Worldmark of Wisconsin Inc.                                   Delaware                                   100%
Brady Investment Co.                                          Nevada                                     100%
Brady International Sales, Inc.                               U.S. Virgin Islands                        100%
Brady International Co.                                       Wisconsin                                  100%
Brady Worldwide, Inc.                                         Wisconsin                                  100%
      Also Doing Business As:
         Varitronic Systems
         Teklynx International
         Barcodes West
Imtec, Inc.                                                   New Hampshire                              100%
Data Recognition, Inc.                                        Texas                                      100%
Brady Australia Pty. Ltd.                                     Australia                                  100%
      Also Doing Business As:
         Visi Sign Pty.
Seton Australia Pty. Ltd.                                     Australia                                  100%
W.H. Brady, N.V.                                              Belgium                                    100%
W.H.B. do Brasil Ltda.                                        Brazil                                     100%
B.I. Canada Incorporated                                      Canada                                     100%
W.H.B. Identification Solutions, Inc.-                        Canada                                     100%
      Doing Business As:
         Brady
         GrafTek
         Revere-Seton
         Seton
1167232 Ontario, Inc.                                         Canada                                     100%

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                                                                    Page 2 of 2

            SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION (Continued)

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



                                                                                                         Percentage
                                                                                                         of Voting
                                                              State (Country)                            Securities
Name of Company                                               of Incorporation                           Owned
---------------------------------------------------------------------------------------------------------------------

Brady Shanghai International Trading Co., Ltd.                China                                      100%
Brady (Wuxi) Co. Ltd.                                         China                                      100%
B.I. Financial Limited                                        England                                    100%
B.I. U.K. Limited                                             England                                    100%
W.H. Brady Co. Ltd.                                           England                                    100%
Brady Corporation Limited                                     England                                    100%
Brady LettraSoft S.A.                                         France                                     100%
Braton Europe Eurl                                            France                                     100%
Braton Groupe S.A.R.L. -                                      France                                     100%
    Doing Business As:
         Brady
         Techniques Avancees
         Holman
         Periprint
Tricor Group, S.A. -                                          France                                     100%
    Doing Business As:
         Seton
         Signals
Brady GmbH                                                    Germany                                    100%
    Doing Business As:
         Seton
         Balkhausen
         Brady ISST
         Soft
Seton Italia, SRL                                             Italy                                       100%
Nippon Brady K.K.                                             Japan                                       100%
Brady Korea Co., Ltd.                                         Korea                                       100%
Brady Technology SDN, BHD.                                    Malaysia                                    100%
W. H. Brady S. de R.L. de C.V.                                Mexico                                      100%
Brady Corporation S.E.A. Pte. Ltd.                            Singapore                                   100%
Brady Corporation Asia Pte. Ltd.                              Singapore                                   100%
Brady Lettrasoft S.L.                                         Spain                                       100%
Brady AB                                                      Sweden                                      100%
Seton Scandinavia AB                                          Sweden                                      100%

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